EXHIBIT 10.1

AGREEMENT

FOR THE EXCHANGE OF SECURITIES

BY AND AMONG

PUGET TECHNOLOGIES, INC.
(A NEVADA CORPORATION)

AND

B-29 ENERGY INC.
(A COLORADO CORPORATION)

AND

THE SHAREHOLDER OF
B-29 ENERGY INC.

i

ARTICLE III – Representations and Warranties of Puget Technologies, Inc..		5

Representations and Warranties of PUGET TECHNOLOGIES, INC.		5
3.1	Organization	5
3.2	Capital	5
3.3	Subsidiaries	5
3.4	Directors and Officers	5
3.5	Financial Statements	5
3.6	Absence of Changes	5
3.7	Absence of Undisclosed Liabilities	6
3.8	Tax Returns	6
3.9	Investigation of Financial Condition	6
3.1	Intellectual Property Rights	6
3.11	Compliance with Laws	6
3.12	Litigation	6
3.13	Authority	6
3.14	Ability to Carry Out Obligations	6
3.15	Full Disclosure	7
3.16	Assets	7
3.17	Indemnification	7
3.18	Criminal or Civil Acts	7

ARTICLE IV – Covenants Prior to the Closing Date		7

Covenants Prior to the Closing Date		7
4.1	Investigative Rights	7
4.2	Conduct of Business	7
4.3	Confidential Information	8
4.4	Notice of Non-Compliance	8

ARTICLE V – Conditions Precedent to PUGET TECHNOLOGIES, INC.Performance		8

Conditions Precedent to PUGET TECHNOLOGIES, INC. Performance		8
5.1	Conditions	8
5.2	Accuracy of Representations	8
5.3	Performance	8
5.4	Absence of Litigation	8
5.5	Officer’s Certificate	8
5.6	Corporate Action	8
5.7	Acceptance of Financial Statements	8

ARTICLE VI – Conditions Precedent to B-29 ENERGY INC. Performance		9

Conditions Precedent to B-29 ENERGY INC.. Performance		9
6.1	Conditions	9
6.2	Accuracy of Representations	9
6.3	Performance	9
6.4	Absence of Litigation	9
6.5	Officer’s Certificate	9
6.6	Payment of Liabilities	9
6.7	Directors of PUGET TECHNOLOGIES, INC.	9
6.8	Officers of PUGET TECHNOLOGIES, INC.	9

ARTICLE VII – Closing		10

Closing		10
7.1	Closing	10

ARTICLE VIII – Covenants Subsequent to the Closing Date		10

Covenants Subsequent to the Closing Date		10
8.1	Change in Name and Address	10
8.2	Registration and Listing	10

ARTICLE IX – Miscellaneous		10

Miscellaneous		10
9.1	Captions and Headings	10
9.2	No Oral Change	10
9.3	Non-Waiver	10
9.4	Time of Essence	10
9.5	Entire Agreement	11
9.6	Choice of Law	11
9.7	Counterparts	11
9.8	Notices	11
9.9	Binding Effect	11
9.1	Mutual Cooperation	11
9.11	Finders / Brokers	11
9.12	Announcements	11
9.13	Expenses	11
9.14	Survival of Representations and Warranties	12
9.15	Exhibits	12
9.16	Termination, Amendment and Waiver	13

EXHIBITS

Allocation of Securities	Exhibit 1.1
Subscription Agreement	Exhibit 1.2
Financial Statements of B-29 ENERGY INC.	Exhibit 2.5
Financial Statements of PUGET TECHNOLOGIES, INC.	Exhibit 3.5

AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of September 2, 2013, by and among PUGET TECHNOLOGIES, INC., a Nevada corporation (“PUGE” or the “Company”), B-29 ENERGY INC., a Colorado corporation (“B-29”), and Ronald Leyland, the registered holder of 100% of the shares of B-29 (the “Shareholder”).

WHEREAS, PUGE desires to acquire all of the issued and outstanding common stock of (“B-29”) from the Shareholder in exchange for newly issued unregistered shares of common stock of PUGE;

WHEREAS, B-29 desires to assist PUGE in acquiring all of the issued and outstanding shares of B-29 pursuant to the terms of this Agreement; and

WHEREAS, the Shareholder desires to exchange one hundred percent (100%) of the shares of B-29 held by Shareholder (i.e. 100 shares) for 15,000,000 shares of PUGE’s common (the “Purchase Shares”) to be issued to the Shareholder in exchange for the B-29 Shares (as hereinafter defined), or (35.2%) of the capital stock of the Company outstanding after the exchange.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I
Exchange of Securities

1.1           Issuance of Securities. Subject to the terms and conditions of this Agreement, PUGE agrees to issue and exchange the Purchase Shares for one hundred percent (100%) of the issued and outstanding shares of B-29, i.e., 100 shares (the “B-29 Shares”) held by the Shareholder.  Upon the Closing Date of this Agreement (the “Closing Date”), the Board of Directors of PUGE (the “Board”) shall direct that the Purchase Shares of PUGE be issued as set forth in Section 1.1 here in.

(a)   Existing PUGE Common Stock. The PUGE Shareholders existing prior to the Closing Date shall, upon the occurrence of the Closing and the issuance of the additional shares to be issued pursuant to this Agreement, including the Purchase Shares, continue to own all of the common shares of PUGE currently issued and outstanding.

(b)   Cancellation of Securities.  It is expressly acknowledged by the parties hereto that the Company’s current majority Shareholder, Allanwater Enterprises Corp., will, simultaneously with the issuance of the Purchase Shares per Section 1.1 herein cancel 15,000,000 shares of its current PUGE holdings (the “Share Cancellation”).  The effect of the Share Cancellation will be a zero net increase in the issued and outstanding shares of the Company as a result of the issuance of the Purchase Shares.

1.2           Exemption from Registration. The parties hereto intend that all PUGE common shares to be issued to the Shareholder shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Section 506 of Regulation D of the Act and rules and regulations promulgated there under.

ARTICLE II
Representations and Warranties of B-29

B-29 hereby represents and warrants to PUGE that:

2.1           Organization. B-29 is a corporation duly organized, validly existing and in good standing under the laws of Colorado has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2           Capital. There are an aggregate of 100 shares of B-29 shares issued and outstanding. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating B-29 to issue any additional B-29 shares of any class.

2.3           Subsidiaries. B-29 does not have any subsidiaries or own any interest in any other enterprise.

2.4           Directors and Executive Officers. The names and titles of the directors and executive officers of B-29 are as follows:

Name	Position

Ronald Leyland	President / Sole Director

2.5           Financial Statements. On or before the Closing Date, B-29 shall provide PUGE with financial statements of B-29 for the fiscal year ended June 30, 2013 (the “B-29 Financial Statements”). The financial statements are attached hereto as Exhibit 2.5. B-29’s Financial Statements shall be prepared in accordance with generally accepted accounting principles and practices consistently followed by B-29 throughout the period indicated, and fairly present the financial position of B-29 as of the date of the balance sheet included in the B-29 Financial Statements and the results of operations for the period indicated.

2.6           Absence of Changes. Since June 30, 2013, there has not been any material change in the financial condition or operations of B-29.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7           Absence of Undisclosed Liabilities. As of June 30, 2013, B-29 did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the B-29 Financial Statements.

2.8           Tax Returns. B-29 has filed all federal, state and local tax returns required by law and have paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by B-29.

2.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, PUGE, its legal counsel and accountants shall have the opportunity to meet with B-29’s accountants and attorneys to discuss the financial condition of B-29 during reasonable business hours and in a manner that does not interfere with the normal operation of B-29’s business.  B-29 shall make available to PUGE all books and records of B-29.

2.10         Intellectual Property Rights. B-29 owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.11         Compliance with Laws. To the best of B-29’s knowledge, B-29 has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12         Litigation. B-29 is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of B-29, threatened against or affecting B-29 or its business, assets or financial condition.  B-29 is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  B-29 is not engaged in any material litigation to recover monies due to it.

2.13         Authority. The Board of Directors of B-29 has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and B-29 has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of B-29 and is enforceable in accordance with its terms and conditions.  The Shareholder has agreed to and has approved the terms of this Agreement and the exchange of securities contemplated hereby.

2.14         Ability to Carry Out Obligations. The execution and delivery of this Agreement by B-29 and the performance by B-29 of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which B-29 is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of B-29, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of B-29.

2.15         Full Disclosure. None of the representations and warranties made by B-29 herein or in any exhibit, certificate or memorandum furnished or to be furnished by B-29, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16         Assets. B-29’s assets are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5.

2.17         Indemnification. B-29 agrees to indemnify, defend and hold PUGE harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against PUGE which arise out of, or result from (i) any breach by B-29 in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by B-29 under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by B-29 in this Agreement.

2.18         Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of B-29 has been convicted of a felony crime, been the subject of a Securities and Exchange Commission (the “Commission”) or National Association of Securities Dealers (the “NASD”) judgment or decree, or is currently the subject to any investigation in connection with a Commission or NASD proceeding.

2.19         Restricted Securities.  B-29 and the Shareholder acknowledge that all of the PUGE shares to be issued by PUGE pursuant to Section 1.1 hereof are restricted securities and none of such securities may be sold or publicly traded except in accordance with applicable waivers granted in the Securities Acts of 1933 and 1934, as amended (the “Acts”).

ARTICLE III
Representations and Warranties of PUGE

PUGE represents and warrants to B-29 that:

3.1           Organization. PUGE is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2           Capital. The authorized shares of PUGE consists of 110,000,000 shares of common stock, $0.001 par value, of which 42,500,000 shares are to be issued and outstanding as of the Closing Date.

All of the outstanding common shares prior to the entering into this Agreement are, and all of the Purchase Shares to be issued as set forth in Section 1.1 hereof, shall be duly and validly issued, fully paid and non-assessable. Other than as set forth herein, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating PUGE to issue any additional shares of any class.

3.3           Subsidiaries. PUGE does not have any subsidiaries or own any interest in any other enterprise.

3.4           Directors and Officers. The name and title of the director(s) and executive officer(s) of PUGE are as follows:

Name	Position

Ronald Leyland	Chairman & Chief Executive Officer

3.5           Financial Statements. On or before the Closing Date, PUGE shall provide B-29 with financial statements of PUGE for the period ended July 31, 2013 (the “PUGE Financial Statements”).  The financial statements are attached hereto as Exhibit 3.5.PUGE’s Financial Statements will be prepared in accordance with generally accepted accounting principles and practices consistently followed by PUGE throughout the periods indicated, and fairly present the financial position of PUGE as of the date of the balance sheets included in the PUGE Financial Statements and the results of operations for the periods indicated.

3.6           Absence of Changes. Since July 31, 2013, there has not been any undisclosed material change in the financial condition or operations of PUGE.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

3.7           Absence of Undisclosed Liabilities. As of July 31, 2013, PUGE did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the PUGE Financial Statements.

3.8           Tax Returns. PUGE has filed all federal, state and local tax returns required by law and have paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 3.5 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by PUGE.

3.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, B-29, its legal counsel and accountants shall have the opportunity to meet with PUGE’s accountants and attorneys to discuss the financial condition of PUGE during reasonable business hours and in a manner that does not interfere with the normal operation of PUGE’s business.  PUGE shall make available to B-29 all books and records of PUGE.

3.10         Intellectual Property Rights. PUGE has no trademarks, service marks, trade names, copyrights or patents material to its business.

3.11         Compliance with Laws. To the best of PUGE’s knowledge, PUGE has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

3.12         Litigation. PUGE is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of PUGE, threatened against or affecting PUGE or its business, assets or financial condition.  PUGE is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  PUGE is not engaged in any material litigation to recover monies due to it.

3.13         Authority. The Board of PUGE has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and PUGE has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of PUGE and is enforceable in accordance with its terms and conditions.

3.14         Ability to Carry Out Obligations. The execution and delivery of this Agreement by PUGE and the performance by PUGE of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which PUGE is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of PUGE, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of PUGE.

3.15         Full Disclosure. None of the representations and warranties made by PUGE herein or in any exhibit, certificate or memorandum furnished or to be furnished by PUGE, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16         Assets. PUGE assets are fully included in Exhibit 3.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 3.5.

3.17         Indemnification. PUGE agrees to indemnify, defend and hold B-29 harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against B-29 which arise out of, or result from (i) any breach by PUGE in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by PUGE under this Agreement, (ii) a failure of any representation or warranty in this Article III or (iii) any untrue statement made by PUGE in this Agreement.

3.18         Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of PUGE has been convicted of a felony crime, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a Commission or NASD proceeding.

ARTICLE IV
Covenants Prior to the Closing Date

4.1           Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.

4.2           Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3           Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4           Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V
Conditions Precedent to PUGE’s Performance

5.1           Conditions. PUGE’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V.  PUGE may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by PUGE of any other condition of or any of PUGE’s other rights or remedies, at law or in equity, if B-29 shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by B-29 in this Agreement or in any written statement that shall be delivered to PUGE by B-29 under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3           Performance. B-29 shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4           Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against B-29 on or before the Closing Date.

5.5           Officer’s Certificate. B-29 shall have delivered to PUGE a certificate dated the Closing Date signed by the Chief Executive Officer of B-29 certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

5.6           Corporate Action. B-29 shall have obtained the approval of the Shareholder for the transaction contemplated by this Agreement.

5.7           Acceptance of Financial Statements. B-29 shall have reviewed and in its sole discretion accepted, prior to the Closing Date, the PUGE Financial Statements as set forth in Exhibit 3.5.

ARTICLE VI
Conditions Precedent to B-29’s Performance

6.1           Conditions. B-29’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. B-29 may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by B-29 of any other condition of or any of B-29’s rights or remedies, at law or in equity, if PUGE shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by PUGE in this Agreement or in any written statement that shall be delivered to B-29 by that time.

6.3           Performance. PUGE shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4           Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against PUGE on or before the Closing Date.

6.5           Officer’s Certificate. PUGE shall have delivered to B-29 a certificate dated the Closing Date signed by the Chief Executive Officer of PUGE certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6           Payment of Liabilities. On or before the Closing Date, PUGE shall have paid any outstanding obligations and liabilities of PUGE through the Closing Date, including obligations created subsequent to the execution of this Agreement.

6.7           Directors of PUGE. On or before the Closing Date, the Board of PUGE shall appoint the designees of B-29 to PUGE’s Board of Directors and all directors not so designated simultaneously resign from the Board of Directors.

6.8           Officers of PUGE. On or before the Closing Date, the newly constituted Board of PUGE shall elect the officers of PUGE and any other then existing executive officers of PUGE shall resign.

6.9           Acceptance of Financial Statements.  PUGE shall have reviewed and in its sole discretion accepted, prior to the Closing Date, the B-29’s Financial Statements as set forth in Exhibit 2.5.

ARTICLE VII
Closing

7.1           Closing. The closing of this Agreement shall be held at the offices of PUGE or at any mutually agreeable place on or prior to September 2, 2013, unless extended by mutual agreement.  At the closing:

(a)   B-29 shall deliver to PUGE (i) the Shareholder stock certificates representing 100% of the outstanding shares of B-29, (ii) an assignment of all of the B-29’s shares to PUGE, (iii) the officer’s certificate described in Section 5.5, and (iv) signed minutes of its directors approving this Agreement.

(b)   PUGE shall deliver to B-29 (i) certificates representing the Purchase Shares, (ii) the officer’s certificate described in Section 6.5, (iii) signed minutes of its directors approving this Agreement, and (iv) resignations of its executive officers and directors pursuant to Sections 6.7 and 6.8.

ARTICLE VIII
(RESERVED)

ARTICLE IX
Miscellaneous

9.1           Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2           No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3           Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4           Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5           Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6           Choice of Law. This Agreement and its application shall be governed by the laws of the state of Nevada.

9.7           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, via facsimile or by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

B-29:	B-29 ENERGY INC. 2624 Sea Island Drive Ft. Lauderdale, FL 33301

PUGE:	PUGET TECHNOLOGIES, INC. 401 East Las Olas Blvd Suite 1400 Fort Lauderdale, FL 33301

9.9           Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10         Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11         Finders/ Brokers. There are no finders or brokers in connection with this transaction.

9.12         Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13         Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement. The Shareholder will not be responsible for any costs incurred in connection with the transaction contemplated by this Agreement.

9.14         Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.15         Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

9.16         Termination, Amendment and Waiver.

(a)           Termination.  This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the Shareholders of PUGE or by the Shareholder:

(1)           By mutual written consent of B-29 and PUGE;

(2)           By either B-29 or PUGE;

(i)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)
If the transaction shall not have been consummated on or before August31, 2011 unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(3)           By B-29, if PUGE breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)           By PUGE, if B-29 breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)           Effect of Termination.  In the event of termination of this Agreement by either PUGE or B-29, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of B-29 or PUGE, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)           Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)           Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of B-29 or PUGE, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

(SIGNATURE PAGE FOLLOWS)

In witness whereof, the parties hereto have executed this Agreement concerning the exchange of securities on the date first above written.

B-29 ENERGY INC.

By:	/s/ Ronald Leyland
Ronald Leyland
President

PUGET TECHNOLOGIES, INC.

By:	/s/ Ronald Leyland
Ronald Leyland
CEO

EXHIBIT 1.1

ALLOCATION OF SECURITIES
UPON CLOSING

COMMON STOCK OF COMPANY, Par Value $0.001

Authorized:	110,000,000 shares

Issued and Outstanding:	42,500,000 shares